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                                                                 Exhibit 10.9(a)

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                                CREDIT AGREEMENT

                           DATED AS OF AUGUST 12, 1998

                                  COMERICA BANK



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                                                                  Execution Copy

                                CREDIT AGREEMENT
                                ----------------

         This Credit Agreement, made as of the 12th day of August, 1998, by and between Jet Aviation Trading, Inc., a Florida corporation, (herein called "Borrower") and COMERICA BANK, a Michigan banking corporation, of Detroit, Michigan (herein called "Bank");

RECITALS:




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         A.  Borrower desires to obtain certain credit facilities from Bank.

         B. Bank is willing to extend such credit facilities on the terms and conditions set forth herein.

         NOW, THEREFORE, the Bank and Borrower agree as follows:

         WITNESSETH:

1.       DEFINITIONS

         For the purposes of this Agreement the following terms will have the following meanings:

         "Account" shall have the meaning assigned to it in the Michigan Uniform Commercial Code on the date of this Agreement.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive- officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         "Business Day" shall mean any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, Michigan and Miami, Florida.

         "Capital Expenditure" shall mean, without duplication, any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of a Person, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of such Person thereunder would be required by GAAP to be capitalized and shown as liabilities on the balance sheet of such Person.

         "Capital Lease" shall mean any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is, or is required to be accounted for as a capital lease on the balance sheet such Person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

         "Consolidated" or "Consolidating" shall, when used with reference to any financial information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) Borrower and its Subsidiaries, mean the accounts of Borrower and its Subsidiaries determined on a consolidated or consolidating basis, as the case may be, all determined as to principles


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of consolidation and, except as otherwise specifically required by the definition of such ten-n or by such statements, as to such accounts, in accordance with GAAP.

         "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.

         "Environmental Laws" shall mean all federal, state and local laws including statutes, regulations, ordinances, codes, rules, and other governmental restrictions and requirements, relating to environmental pollution, contamination or other impairment of the environment or any hazardous or toxic substances of any nature. These Environmental Laws shall include but not be limited to -the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, and the Federal Superfund Amendments and Reauthorization Act of 1986.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

         "Event of Default" shall mean any of the Events of Default specified in
Section 8 hereof.

         "GAAP" shall mean, as of any applicable date of determination, generally accepted accounting principles consistently applied, as in effect on the date of this Agreement.

         "Indebtedness" shall mean all loans, advances, indebtedness, obligations and liabilities of Borrower to Bank under this Agreement, together with all other indebtedness, obligations and liabilities whatsoever of Borrower to Bank arising under or in connection with this Agreement, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

         "Letter of Credit" shall have the meaning set forth in Section 2.4.

         "Letter of Credit Reserve" shall mean as of any date of determination, an amount equal to the undrawn amount of outstanding Letters of Credit as of such date and the outstanding principal amount of draws under Letters of Credit honored by Bank for which Borrower has not reimbursed Bank.

         "Loan Documents" shall mean collectively, this Agreement, the Revolving Credit Note, the Security Agreement and any other instruments or agreements executed at any time pursuant to or in connection with any such documents.

         "Material Adverse Effect" means (a) a material adverse effect on the financial condition, operations, assets, business or properties of the Borrower,
(b) a material impairment of the ability of the Borrower to perform its obligations under the Loan documents to which it is a party, or (c) an


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impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to Bank under this Agreement or any other Loan Document.

         "Permitted Liens" means for a Person:

         (a) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by proceedings diligently pursued;

         (b) unfilled inchoate mechanics' and materialmen's liens for construction work in progress;

         (c) workmen's, repairmen's, warehousemen's and carriers' liens and other similar liens, if any, arising in the ordinary course of business;

         (d) all of the following, if they do not in the opinion of Bank, upon advice of its legal counsel or professional engineer, individually or in the aggregate materially impair the use of such Person's material properties by such
Person: any easements, restrictions, mineral, oil, gas and mining rights and reservations, zoning laws and defects in title;

         (e) any lien for the satisfaction and discharge of which a sum of money deemed adequate by Bank is on deposit with Bank or an institution acceptable to Bank;

         (f) liens created by or resulting from any litigation or other proceeding (including liens arising out of judgments or awards against such Person) with respect to which such Person is in good faith prosecuting an appeal or proceeding for review, if such liens do not in the opinion of counsel for Bank individually or in the aggregate materially impair the use of any of such Person's material properties by such Person;

         (g) any other lien, encumbrance or charge acceptable to and approved in writing by Bank.

         "Person" or "person" shall mean any individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

         "Prime Rate" shall mean the per anum interest rate established by Bank as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

         "Request for Advance" shall mean a Request for Advance issued by Borrower under this Agreement in the form annexed to this Agreement as Exhibit "A".

         "Revolving Credit Note" shall mean the Note described in Section 2.1 hereof made by Borrower to Bank in the form annexed to this Agreement as Exhibit "B".



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         "SEC" shall mean the United States Securities and Exchange Commission and any successor thereto.

         "Security Agreement" shall mean the Security Agreements in the form and content of Exhibit "C" to this Agreement pursuant to which Borrower grants to Bank a first priority security interest in all accounts, chattel paper, documents, equipment, fixtures, general intangibles, goods, instruments and inventory, parts, aircraft, aircraft engines and all other tangible and intangible personal property wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor, accessions thereto and all proceeds and products of all the foregoing.

         "Subsidiary" shall mean a corporation or other entity of which more than fifty percent (50%) of the outstanding voting stock or other equity interests is owned by Borrower, either directly or indirectly, through one or more intermediaries.

         "Tangible Net Worth" shall mean the excess of (i) the net book value of the assets of Borrower (excluding from assets however, amounts due, if any, from affiliates, officers, directors and employees and patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, good will and similar intangible assets) after all appropriate deductions determined in accordance with generally accepted accounting principles, consistently applied (including, without limitation, reserves for doubtful receivables, obsolescence, etc.), over
(ii) all Debt of Borrower.

2.       THE INDEBTEDNESS: Revolving Credit

         2.1 Bank may lend to Borrower at any time and from time to time from the effective date hereof until the earlier to occur of (i) demand or (ii) the occurrence of an Event of Default sums not to exceed under the line of credit Three Million Five Hundred Thousand Dollars ($3,500,000) in aggregate principal amount at any one time outstanding. The borrowings hereunder shall be evidenced by the Revolving Credit Note under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement; provided, however, in no event shall Bank be obligated to make any advance under this Agreement.

         2.2 The Revolving Credit Note shall be payable upon demand, and the balance from time to time outstanding shall bear interest at a per anum rate equal to one percent (1%) above the Bank's Prime Rate. Upon the occurrence of any Event of Default hereunder, interest shall accrue on the unpaid principal balance at the per anum rate of three percent (3%) above the rate otherwise in effect. Interest shall be payable monthly commencing on September 1, 1998 and on the first day of each month thereafter. Interest shall be computed on a daily basis using a year of 360 days, assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime Rate on the date of such change in the Prime Rate.

         2.3 Bank shall not make any advances under the Revolving Credit Note unless Borrower shall have first filed with Bank a Request for Advance executed by an authorized officer of Borrower; provided, however, at the option of Bank, in lieu of written Requests for Advances, Borrower may utilize Bank's "Sweep to Loan" automated system for obtaining advances. Each time an advance is made using the "Sweep to Loan" system, it shall constitute a certificate by Borrower of the matters set forth


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in the Request for Advance form as of such date. Bank may revoke Borrower's privilege to use the "Sweep to Loan" system at any time and after any such revocation, the regular procedures set forth herein shall apply. Bank may, at its option, lend under the Revolving Credit Note upon the telephone request of an authorized officer of Borrower and, in the event Bank makes any such advance upon a telephone request, the requesting officer shall mail to Bank, on the same day as such telephone request, a Request for Advance. Borrower hereby authorizes Bank to disburse advances under the Revolving Credit Note pursuant to the telephone instructions of any person purporting to be an authorized officer of Borrower and Borrower shall bear all risk of loss resulting from disbursements made upon any telephone request.

         2.4 In addition to advances under the Revolving Credit Note to be provided to Borrower by Bank under and pursuant to Section 2.1 of this Agreement, Bank may issue, or commit to issue, from time to time, standby and trade letters of credit for the account of Company (herein individually called a "Letter of Credit" and collectively "Letters of Credit") provided, however that the sum of the aggregate amount of advances outstanding under the Revolving Credit Note plus the Letter of Credit Reserve shall not exceed Three Million Five Hundred Thousand Dollars ($3,500,000) at any one time. In addition to the terms and conditions of this Agreement, the issuance of any Letters of Credit shall also be subject to the terms and conditions of any letter of credit applications and agreements executed and delivered by Company unto Bank with respect thereto.

         2.5 Borrower may prepay the Revolving Credit Note in whole or in part without premium or penalty.

         2.6 The aggregate principal amount at any one time outstanding under the Revolving Credit Note and the Letter of Credit Reserve shall never exceed the formula set forth in the Advance Formula Agreement dated as of the date hereof or in any Advance Formula Agreement delivered by Borrower to Bank- in substitution therefor. Borrower shall immediately make all payments necessary to comply with this provision.

         2.7 Advances under the Revolving Credit Note shall be used for working capital purposes and, subject to the prior approval of Bank (which approval may be given or withheld in the sole discretion of Bank) for permitted acquisitions.

         2.8 Borrower acknowledges that the Revolving Credit Note and the Indebtedness under this Section 2 matures upon issuance and that the Bank-, at any time, without notice, and without reason, may demand that the Revolving Credit Note and the Indebtedness be immediately repaid in full.

3.       CONDITIONS

         3.1 Borrower agrees to furnish Bank prior to the initial borrowing under this Agreement, in form and substance to be satisfactory to Bank, with (1) certified copies of resolutions of the Board of Directors of the Borrower evidencing approval of the borrowings and transactions contemplated hereunder;
(11) a certificate of good standing from the state of Borrower's formation and from the state(s) in which it is required to be qualified to do business; and
(iii) such other documents, instruments and legal opinions as Bank may reasonably require.


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         3.2 As security for all indebtedness of Borrower to Bank hereunder,
Borrower agrees to furnish, execute and deliver to Bank, or cause to be furnished, executed and delivered to Bank, prior to or simultaneously with the initial borrowing hereunder, in form to be satisfactory to Bank and supported by appropriate resolution in certified form authorizing same, the following:

                  (a) The Security Agreements;

                  (b) Financing Statements required or requested by Bank to perfect all security interests to be conferred upon Bank under this Agreement and to accord Bank a perfected first priority security position under the Uniform Commercial Code (subject only to the encumbrances permitted hereunder);

                  (c) Such other documents or agreements of security and appropriate assurances of validity and perfected first priority of lien or security interest as Bank may reasonably request at any time, including, without limitation. landlord waivers.

         3.3 On the date of execution of this Agreement, Borrower shall pay to Bank a non refundable closing fee in the amount of $ 10,000 (Bank hereby acknowledging the prior receipt of $5,000 of such fee).

4.       REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement:

         4.1 It is a corporation duly organized and existing in good standing under the laws of the State of Florida; it is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary; execution, delivery and performance of this Agreement, and any other documents and instruments required under this Agreement, and the issuance of the Revolving Credit Note by Borrower are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority: and this Agreement and any other documents and instruments required under this Agreement, when issued and delivered under this Agreement, will be valid and binding in accordance with their terms.

         4.2 The execution, delivery and performance of this Agreement and any other documents and instruments required under this Agreement, and the issuance of the Revolving Credit Note by Borrower, are not in contravention of the unwaived terms of any indenture, agreement or undertaking to which Borrower is a party or by which it is bound.

         4.3 No litigation or other proceeding before any court or administrative agency is pending, or other knowledge of the officers of Borrower threatened against Borrower, the outcome of which could materially impair Borrower's or any of its financial condition or its ability to carry on its business.

         4.4 There are no security interests in, liens, mortgages, or other encumbrances on any of Borrower's assets, except to Bank, or as permitted in this Agreement.

         4.5 There are no Subsidiaries of Borrower.



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         4.6 There exists no default by Borrower under the provisions of any instrument evidencing any permitted debt or of any agreement relating thereto.

         4.7 Borrower does not maintain or contribute to any Pension Plans subject to ERISA except the plans listed on Schedule 4.7 hereto ("Pension Plans"). The "unfunded past service liability" of the Pension Plans, as of May 3 1, 1998, was as noted on Schedule 4.7, and there is no accumulated funding deficiency within the meaning of ERISA. or any existing liability with respect to the Pension Plan owed to the Pension Benefit Guaranty Corporation or any Successor thereto.

         4.8 The balance sheets and operating statements of Borrower dated August 31, 1997, November 30, 1997 and May 3 1, 1998 previously furnished Bank-, are complete and correct and fairly present the financial condition of Borrower and the results of its operations; since said dates there has been no material adverse change in the financial condition of Borrower; to the knowledge of Borrower's officers, Borrower does not have any contingent obligations (including any liability for taxes) not disclosed by or reserved against in said balance sheets, and at the present time there are no material unrealized or anticipated losses from any present commitment of Borrower.

         4.9 All tax returns and tax reports of Borrower required by law to be filed have been duly filed or extensions obtained, and all taxes, assessments and other governmental charges or levies (other than those presently payable without penalty and those currently being contested in good faith for which adequate reserves have been established) upon Borrower (or any of its properties) which are due and payable have been paid. The charges, accruals and reserves on the books of Borrower in respect of the Federal income tax for all periods are adequate in the opinion of Borrower.

         4.10 Borrower is, in the conduct of its business, in compliance in all material respects with all federal, state or local laws, statutes, ordinances and regulations applicable to it. the enforcement of which, if they were not in compliance, would adversely affect its business or the value of its property or assets. Borrower has all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies and authorities, whether federal, state or local, required to permit the operation of their business as presently conducted, except such approvals, authorizations, consents, licenses, orders and other permits with respect to which the failure to have can be cured without having an adverse effect on the operation of such business.

         4.11 No representation or warranty by Borrower in this Agreement, nor any statement or certificate (including financial statements) furnished or to be furnished to Bank pursuant hereto contains or will contain any materially untrue statement of any fact or omits or will omit to state a fact necessary to make such representation, warranty, statement or certificate not misleading.

         4.12 Borrower is not a party to any litigation or administrative proceeding, nor so far as is known by Borrower is any litigation or administrative proceeding threatened against Borrower, which in either case (A) asserts or alleges that Borrower violated Environmental Laws (B) asserts or alleges that Borrower is required to clean up, remove, or take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials, (C) asserts or alleges that Borrower is required to pay all or a portion of the cost of any past, present, or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by Borrower.



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         4.13 To the best knowledge of Borrower, there are no conditions existing currently or likely to exist during the term of this Agreement which would subject Borrower to damages, penalties, injunction relief or cleanup costs under any applicable Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other response pursuant to applicable Environmental Laws by Borrower.

         4.14 Borrower is not subject to any judgment, decree, order or citation related to or arising out of applicable Environmental Laws and to the best knowledge of the Borrower, Borrower has not been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any applicable Environmental Laws.

         4.15 To the best knowledge of Borrower, Borrower has all permits, licenses and approvals required under applicable Environmental Laws.

         4.16 Borrower is not an "investment company" within the meaning of the Investment Borrower Act of 1940, as amended. Borrower is not engaged principally, or as one of its important activities, directly or indirectly, in the business of extending-, credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of any of the loans hereunder will be used, directly or indirectly, for any Purpose which would violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

         4.17 Borrower has good and valid title to the property pledged, mortgaged or otherwise encumbered or to be encumbered by it under the Security Agreement.

5.       AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that it will, so long as Bank may make any advance under this Agreement and thereafter so long as any Indebtedness remains outstanding under this Agreement:

         5.1      Furnish Bank:

                  (a) within one hundred twenty (120) days after and as of the end of each fiscal year of Borrower, a balance sheet and statement of profit and loss and changes in cash flow prepared on an audited basis in accordance with the requirements of the SEC by independent certified public accountants satisfactory to Bank;

                  (b) within forty five (45) days after and as of the end of each fiscal quarter, a balance sheet and statement of profit and loss and changes in cash flow of Borrower Prepared in accordance with the requirements of the SEC certified by an authorized officer of Borrower as being correct and accurate to the best of his knowledge;

                  (c) so long as Borrower shall be required to file reports with the SEC, promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders generally and copies of all registration statements (without exhibits) and all reports which it files with the SEC;


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                  (d) within fifteen (15) days after and as of the end of each month a borrowing base report in form satisfactory to Bank;

                  (e) on or before August I of each year, a copy of any foreign credit insurance policy therein effect with respect to which Borrower is the beneficiary;

                  (f) promptly upon receipt thereof, copies of all management letters prepared with respect to Borrower by any independent certified public accountants;

                  (g) such information as required by the terms and conditions of any security agreements referred to in this Agreement;

                  (h) promptly, and in form to be satisfactory to Bank, Such other information as Bank may reasonably request from time to time.

         5.2 Pay and discharge all taxes and other governmental charges and all contractual obligations calling for the payment of money, before any interest or penalties shall accrue, unless and to the extent only that such payment is being contested in good faith.

         5.3 Maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and Present practice would dictate; and in ,he case of all policies covering property mortgaged or pledged to Bank or property in which Bank shall have a security interest of any kind whatsoever, other than those policies protecting against casualty liabilities to strangers, all such insurance policies shall provide that the loss payable thereunder shall be payable to Borrower and Bank as their respective interests may appear; copies of all said policies, including all endorsements thereon and those required hereunder, to be deposited with Bank.

         5.4 Permit Bank, through its authorized attorneys, accountants, and representatives, to examine Borrower's books, accounts, records, ledgers and assets of every kind and description during regular business hours, including, without limitation, collateral audits at Borrower's cost and expense. Prior to the occurrence of an Event of Default under this Agreement, collateral audits shall be conducted not more frequently than twice a year; provided, however, following the occurrence of an Event of Default, the limitation on the frequency of audits shall no longer apply.

         5.5 Promptly notify Bank of any condition or event which constitutes or with the running of time and/or the giving of notice would constitute a default under this Agreement, and promptly inform Bank of any material adverse change in Borrower's financial condition.

         5.6 Maintain in good standing all licenses and certifications required by the State of Florida, or any agency thereof, or the FAA or any other governmental authority that may be necessary or required for Borrower to carry on its general business objects and purposes.

         5.7 Furnish Bank, upon Bank's request, in form satisfactory to Bank with pledges, assignments, mortgages, lien instruments or other security instruments covering any or all of Borrower's real or personal


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property, of every nature and description, whether now owned or hereafter acquired, to the extent that Bank may in its sole and reasonable discretion require. Borrower shall notify Bank of the acquisition of any aircraft engines or aircraft in which a security interest must be perfected by filing with the FAA within five days of the acquisition thereof and shall provide Bank a copy of the applicable purchase agreement related thereto.

         5.8 Comply with all requirements imposed by ERISA as presently in effect or hereafter promulgated including, but not limited to, the minimum funding requirements of the Pension Plans.

         5.9 Promptly notify Bank after the occurrence thereof in writing of any of the following events:

                  (a) the termination of Borrower's Pension Plan pursuant to Subtitle C of Title IV of ERISA or otherwise;

                  (b) the appointment of a trustee by a United States District Court to administer the Pension Plan;

                  (c) the commencement by the Pension Benefit Guaranty Corporation, or any successor thereto of any proceeding to terminate the Borrower's Pension Plan;

                  (d) the failure of the Borrower's Pension Plan to satisfy the minimum funding requirements for any plan year as established in Section 412 of the Internal Revenue Code of 1954, as amended;

                  (e) the withdrawal of the Borrower from a Pension Plan; or

                  (f) a reportable event, within the meaning of Title IV of ERISA.

         5.10 Maintain all cash collection and general disbursement accounts with Bank or another financial institution which is acceptable to Bank.

         5.11 Maintain as of the end of each fiscal quarter a Tangible Net Worth of not less than $4,250,000.

         5.12 Maintain as of the end of each fiscal year a ratio of Debt to Tangible Net Worth of not more than 1.7 to 1.0.

         5.13 Use its best efforts to maintain net income of not less than $350,000 for fiscal year 1998 and not less than $425,000 for fiscal year 1999.

6.       NEGATIVE COVENANTS

         Borrower covenants and agrees that, so long as Bank may make any advances under this Agreement and thereafter so long as any Indebtedness remains outstanding, under this Agreement, it will not, without the prior written consent of Bank:



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         6.1 Purchase, acquire or redeem any of its capital stock or make any material change in its capital structure, except purchases and redemptions of stock so long as no Event of Default exists or would result therefrom.

         6.2 Enter into any merger or consolidation or sell, lease, transfer, or dispose of all, substantially all, or any part of its assets, except in the ordinary course of its business.

         6.3 Guarantee, endorse, or otherwise become secondarily liable for or upon the obligations of others, except by endorsement for deposit in the ordinary course of business and guaranties in favor of Bank.

         6.4 Purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any person, firm or corporation or any shares of stock of any corporation, trusteeship or association or in any other manner effectuate or attempt to effectuate expansion. of present business by acquisition.

         6.5 Become or remain obligated for any indebtedness for borrowed money, or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, except:

                  (a) indebtedness to Bank;

                  (b) current unsecured trade payables and accrued liabilities arising in the ordinary course of Borrower's business;

                  (c) purchase money indebtedness to acquire fixed assets in an amount not exceeding$100,000 incurred during any single year.

         6.6 Affirmatively pledge or mortgage any of its assets, whether now owned or hereafter acquired, or create, suffer or permit to exist any lien, security interest in, or encumbrance thereon, except:

                  (a) to Bank,

                  (b) the Permitted Liens;

                  (c) liens described in attached Schedule 6.6; and

                  (d) liens and security interests upon fixed assets acquired by Borrower after the date of this Agreement (including by virtue of a Capital Lease) provided that (i) any such lien or security interest is created solely for the purpose of securing indebtedness representing, or incurred to finance, the cost of the item of property subject thereto; (ii) the principal amount of the indebtedness secured by such lien does not exceed 100% of the fair value of the property at the time it was acquired, and (iii) the lien or security interest does not cover any other property other than such item of property.

         6.7 Sell, assign, transfer or confer a security interest in any account, contract, trade acceptance or other receivable, except to Bank.

         6.8 Materially alter the character of its businesses from that conducted as of the date of this Agreement.

         6.9 Enter into any transaction or series of transactions with any Affiliate other than on terms and conditions as favorable to Borrower as would be obtainable in a comparable arms-length transaction with a Person other than an Affiliate.

         6.10 Make or allow to remain outstanding any investment (whether such investment shall be or the character of investment in shares of stock,,evidence of indebtedness or other securities or otherwise) in, or any loans or advances or extensions of credit to, any person, firm, corporation or other entity or association, except

                  (a) advances made for expenses or purchases in the ordinary course of business; and

                  (b) loans or advances made to officers, directors. or employees of Borrower, not to exceed in the aggregate One Hundred Thousand Dollars ($ 100,000) at any one time outstanding.

         6.11 Enter into or become subject to any agreement (other than this Agreement) (i) prohibiting the creation or assumption of any lien or encumbrance upon the properties or assets of Borrower or (ii) requiring an obligation to become secured (or further secured) if another obligation is secured or further secured.

         6.12 Modify or amend the Employment Agreement dated October 31, 1996 between Borrower and Joseph Nelson if the effect of such amendment is to shorten the term thereof or materially change the scope of Mr. Nelson's duties.

7.       ENVIRONMENTAL PROVISIONS

         7.1 Borrower shall comply in all material respects with all applicable Environmental Laws.

         7.2 Borrower shall provide to Bank, immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting, or alleging a circumstance or condition which requires or may require a financial contribution by Borrower or a cleanup, removal, remedial action, or other response by or on the part of Borrower or any Subsidiary tinder applicable Environmental Laws or which seeks damages or civil, criminal or punitive penalties from Borrower or any Subsidiary for an alleged violation of Environmental Laws.

         7.3 Borrower shall promptly notify Bank in writing as soon as Borrower becomes aware of any condition or circumstance which makes the environmental warranties contained in this Agreement incomplete or inaccurate in any material respect as of any date.

         7.4 In the event of any condition or circumstance that makes any environmental warranty, representation and/or agreement incomplete or inaccurate in any material respect as of any date, Borrower shall, at the reasonable request of Bank., at, Borrower's's sole expense, retain an environmental professional consultant, reasonably acceptable to Bank, to conduct a thorough and complete environmental audit regarding the changed condition and/or circumstance and any environmental concerns arising from that changed condition and/or circumstance. A copy of the environmental consultant's report will be promptly delivered to Bank upon completion.

         7.5 At any time Borrower., directly or indirectly through any professional consultant or other representative, deter-mines to under-take an environmental audit, assessment or investigation, Borrower shall promptly provide Bank with written notice of the initiation of the environmental audit, fully describing the purpose and intended scope of the environmental audit. Upon receipt, Borrower will promptly provide to Bank copies of all final findings and conclusions of any such environmental investigation. Preliminary findings and conclusions shall be provided if final reports have not been completed and delivered to Bank within 60 days following completion of the preliminary findings and conclusions.

         7.6 Borrower hereby indemnifies, saves and holds Bank and any of its past, present and future officers, directors, shareholders, employees, representatives and consultants harmless from any and all loss, damages, suits, penalties, costs, liabilities and expenses (including but not limited to reasonable investigation, environmental audit(s), and legal expenses) arising out of any claim, loss or damage of any property, injuries to or death of persons, contamination of or adverse affects on the environment, or any violation of any applicable Environmental Laws, caused by or in any way related to property owned by Borrower or any Subsidiaries, or due to any acts of Borrower, its officers, directors, shareholders, employees, consultants and/or representatives; provided, however, that the foregoing indemnification shall not be applicable when arising from events or conditions occurring while the Bank is in sole possession (subject to the rights of any creditors of Borrower) of the property. In no event shall Borrower be liable hereunder for any loss, damages, suits, penalties, costs, liabilities or expenses arising from any act of gross negligence or willful misconduct of Bank, or its agents or employees.

         7.7 Borrower shall maintain all permits, licenses and approvals required under applicable Environmental Laws.

8.       EVENTS OF DEFAULT

         8.1 Upon occurrence of any of the following Events of Default:

                  (a) non-payment of any installment of the principal or interest on the Revolving Credit Note when due in accordance with the terms thereof, or upon non-payment of any other outstanding Indebtedness when due in accordance with the terms thereof;

                  (b) default in the observance or performance of any of the conditions, covenants or agreements of Borrower set forth in Section 5 or
Section 6.

                  (c) default in the observance or performance Of any of the other conditions, covenants or agreements of Borrower set forth in this Agreement and continuance thereof for thirty (30) days after notice to Borrower by Bank;

                  (d) any material representation or warranty made by Borrower herein or by Borrower in any instrument submitted pursuant hereto proves untrue in any material respect when made or deemed made:

                  (e) default in the observance or performance of any of the conditions, covenants or agreements of Borrower set forth in any collateral document of security which may be given to secure the indebtedness hereunder or in any other document related to or connected with this Agreement or the indebtedness hereunder;

                  (f) default in the payment of any other obligation of Borrower for borrowed money in an aggregate amount in excess of Ten Thousand Dollars ($10,000), or in the observance or performance of any conditions, covenants or agreements related or given with respect to any obligations for borrowed money in an aggregate amount in excess of Ten Thousand Dollars ($10,000) sufficient to permit the holder thereof to accelerate the maturity of such obligation;

                  (g) judgments for the payment of money in excess of the sum of Ten Thousand Dollars ($10,000) in the aggregate shall be rendered against Borrower and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days from the date of its entry and such judgment is not covered by insurance from a solvent insurer who is defending such action without reservation of rights;

                  (h) the occurrence of any "reportable event", as defined in the Employee Retirement Income Security Act of 1974 and any amendments thereto, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any employee pension benefit plan maintained by or on behalf of Borrower or any Subsidiary for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such plan and is reasonably likely that the occurrence of such event would result in a material adverse effect on Borrower, and such reportable event is not corrected and Such determination is not revoked within thirty (30) days after notice thereof has been given to the plan administrator or Borrower; or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such employee benefit pension plan or to appoint a trustee to administer such plan, or the appointment of a trustee by the appropriate United States District Court to administer any such employee benefit pension plan;

                  (i) if there shall be any change for any reason in the management or control of Borrower which in. the sole judgment of Bank adversely affects Borrower, including, without limitation, if Joseph Nelson no longer is actively involved in the day to day management of Borrower;

                  (j) if there shall occur an event which has a Material Adverse Effect or if the Bank shall deem itself to be insecure;

then, or at any time thereafter, unless such default is remedied, Bank may give notice to Borrower declaring all outstanding indebtedness hereunder and tinder the Revolving Credit Note to be due an payable, whereupon all indebtedness then outstanding hereunder and under the Revolving Credit Note shall immediately become due and payable without further notice and demand.

         8.2 If a creditors' committee shall have been appointed for the business of Borrower in connection with any bankruptcy or insolvency; or if Borrower shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors; or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver, or trustee or custodian for any of its property or assets; or Such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Borrower), and such receiver, trustee or custodian so appointed shall not have been discharged within sixty (60) days after the date of his appointment or if an order shall be entered and shall not be dismissed or stayed within sixty (60) days from its entry, approving any petition for reorganization of Borrower then the

Revolving Credit Note and all indebtedness then outstanding hereunder and under any Letters of Credit shall automatically become immediately due and payable.

         8.3 Upon the occurrence and during the continuance of an Event of Default, unless all of the Indebtedness is then immediately fully paid, Bank shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the UCC, under the Security Agreements or under any other document contemplated hereby or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the collateral and to set off against the Indebtedness any amount owing by Bank to Borrower and/or any property of Borrower in possession of Bank. Borrower agrees, upon request of Bank, to assemble the collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Borrower.

         8.4 All of the Indebtedness shall constitute one loan secured by Bank's security interest in the collateral and by all other security interests, mortgages, liens. claims, and encumbrances now and from time to time hereafter granted from Borrower to Bank. Upon the occurrence and during the continuance of an Event of Default which is not cured, within the cure period, if any, provided hereunder, Bank may in its sole discretion apply the collateral to any portion of the Indebtedness. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by Bank, first upon all expenses authorized by the Michigan Uniform Commercial Code (or other applicable law) or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by Bank; the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to other Indebtedness and the surplus, if any, shall be paid over to Borrower or to such other Person or Persons as may be entitled thereto under applicable law. Borrower shall remain liable for any deficiency, which Borrower shall pay to Bank immediately upon demand.

         8.5 The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law, in equity or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy for the recovery of any other sum to which Bank may be or become entitled for the breach of this Agreement by Borrower.

9.       MISCELLANEOUS

         9.1 This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns, except that the credit provided for under this Agreement and no part thereof and no obligation of Bank- hereunder shall be assignable or otherwise transferable by Borrower.

         9.2 Borrower shall pay all closing costs and expenses, including, by way of description and not limitation, reasonable Outside attorney fees and lien search fees, incurred by Bank in connection with the commitment, consummation and closing of this Agreement. All of said amounts required to be paid by Borrower may, at Bank's option, be charged by Bank as an advance against the proceeds of the Revolving Credit Note. All costs, including reasonable attorney fees incurred by Bank in protecting or enforcing any of its or any of the Bank's rights against Borrower or any collateral or in defending Bank from any claims or liabilities by any party or otherwise incurred by Bank in connection with an event of default or the enforcement of this Agreement or the related documents, including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Bank which would not have been asserted were it not for Bank's relationship with Borrower hereunder, shall also be paid by Borrower.

         9.3 Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP.

         9.4 No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have.

         9.5 All notices with respect to this Agreement shall be deemed to be completed upon mailing by certified mail to the following:

                  To Borrower:

                           15675 NW 15th Avenue
                           Miami, Florida 33169
                           Attention: Joseph Janusz





                  To Bank:

                           100 NE Third Avenue, Suite 200
                           Fort Lauderdale, Florida 33301
                           Attention: Joseph Marchese

         9.6 This Agreement and the Revolving Credit Note have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.



reduced to such maximum rate and all previous payments in excess of such maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

         9.7 THE UNDERSIGNED AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY

RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE REVOLVING CREDIT NOTE.

         9.8 In the event of any express inconsistency between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement shall control.

         9.9 Borrower submits, in any legal proceeding related to this Agreement or the Revolving Credit Note, to the nonexclusive in personam jurisdiction of any court of competent Jurisdiction sitting in the State of Florida and agrees to a suit being brought in any such court; waives any objection that it may now have or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court; agrees that service of process and any such legal proceeding may be made, and shall be conclusively deemed sufficient and adequate, by mailing of copies thereof (by registered or certified mail, if practicable) postage prepaid to Borrower at its address set forth herein or such other address of which the Bank- shall be notified in writing, in which event, service shall be deemed complete upon the filing with the court of a copy of the process mailed and an affidavit attesting the mailing. Borrower agrees that nothing herein shall affect the Bank's right to affect service or process in any other manner permitted by law.

         9.10 This Agreement shall become effective upon the execution hereof by Bank and Borrower.

         WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK                                       JET AVIATION TRADING, INC.


By:/s/ Joseph Marchese                              By:/s/ Joseph Nelson
   --------------------                                 -----------------
   Its: Vice President                                  Its: President


                                                    By:/s/ Joseph Janusz
                                                       -----------------
                                                    Its: Chief Financial Officer





















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